SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C.  20549

                       FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 1997


  GILBERT ASSOCIATES, INC.
 (Exact name of registrant as specified in its charter)



  Delaware                            0-12588         23-2280922
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation or organizational)    File Number)    Identification
  No.)



   P. O. BOX 1498, READING, PENNSYLVANIA   19603
 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (610) 856-5500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

       GILBERT ASSOCIATES, INC.

Date:  April 23, 1997
      /s/Paul H. Snyder
         Paul H. Snyder
         Senior Vice President and
         Chief Financial Officer

GILBERT ASSOCIATES ANNOUNCES COMPLETION OF ACQUISITION OF TEC
CELLULAR AND AGREEMENT TO ACQUIRE DAC LTD.

On April 22, 1997, Gilbert Associates (Nasdaq/NMS:GILBA) announced that it successfully completed the acquisition of the stock of Melbourne, Florida-based TEC Cellular, Inc. The approximate $14 million transaction will be accounted for as a purchase. TEC Cellular, a provider of software and engineering services for the wireless communications industry, will become a division of SAFCO Technologies, Inc., Gilbert's primary entry in the global wireless communications market. As previously indicated, Gilbert expects that the effect of TEC Cellular on earnings per share will be neutral to slightly accretive in 1997 and accretive by $.10 - $.15 in 1998.

	In connection with the TEC Cellular acquisition, Gilbert Associates expects to incur a net after tax non-cash charge in the range of $5.5 - $7.5 million in the second quarter of fiscal year 1997 for the write down of in-process research and development.

	Gilbert also announced that it has executed a definitive agreement to purchase all of the outstanding stock of Burton Upon Trent, England-based DAC Ltd. from Ropner PLC, a subsidiary of Jacobs Holdings PLC. DAC Ltd. is a designer, manufacturer and marketer of ruggedized communications systems for the mining, energy and transportation industries in the U.K., Europe, Australia and South Africa. At closing, DAC Ltd. would become a unit of GAI-Tronics Corporation, Gilbert's primary company serving the global industrial communications market. The acquisition is expected to be consummated on or before April 30, 1997 and is subject to customary closing conditions.

	When the acquisition of DAC Ltd. is completed, Gilbert will pay Ropner PLC approximately 3 million pounds. The transaction is expected to be neutral to Gilbert's earnings per share in 1997 and slightly accretive in 1998.

	DAC Ltd.'s primary products include specialized industrial telephones for use in harsh environments such as roadsides, railroads and oil and gas exploration and processing. The company also makes and markets systems used for operational and safety communications in the mining industry.

	Timothy Cobb, Chairman and CEO of Gilbert Associates, commented, "DAC Ltd. complements our current industrial communications segment well. DAC's expertise with the IEC
(international electrical code) requirements will greatly facilitate our entry into the industrial communications markets influenced by European standards. We also plan to introduce several of DAC's products to the Americas including the U.S."

	Gilbert Associates, Inc. is a leading telecommunications equipment and services company with segments that support public, private and wireless communication network operators.

	Statements made in this press release which are not historical, including statements regarding product demonstration, product capabilities markets, earnings and closing capabilities are forward looking statements and as such are subject to a number of risks.
Please see the company's 1996 10K and other reports filed pursuant to the Securities Exchange Act of 1934 for additional disclosure regarding such risk factors.